Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Relmada Therapeutics, Inc. on Form S-3 of our report dated September 11, 2015 relating to the consolidated financial statements of Relmada Therapeutics, Inc. as of June 30, 2015 and 2014 and for the year ended June 30, 2015, for the six months ended June 30, 2014, and for the year ended December 31, 2013. We also consent to the reference to our firm under the headings "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

October 2, 2015